Exhibit 8-c


                   [Sidley Austin Brown & Wood LLP letterhead]


                                November 14, 2005


Morgan Stanley
1585 Broadway
New York, NY  10036

                        Morgan Stanley DirectSecuritiesSM
                    -----------------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel to Morgan Stanley (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Prospectus Supplement dated November 14, 2005 (the "Prospectus Supplement") for the Company's DirectSecuritiesSM, relating to a Prospectus dated November 14, 2005 (the "Prospectus") contained in the Company's Registration Statement on Form S-3 (Registration Statement No. 333-129243) (the "Registration Statement").

     We are of the opinion that the statements set forth under the caption "United States Federal Income Taxation" in the Prospectus Supplement contained in the Registration Statement, insofar as such statements relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, all as relating to federal income tax, fairly present the information called for and fairly summarize the matters referred to therein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                           /s/ Sidley Austin Brown & Wood LLP